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                                                                    Exhibit 10.7
                               SUPPORT AGREEMENT
                               -----------------

     MEMORANDUM OF AGREEMENT made as of the 31st day of December, 1996.

BETWEEN:

               ENTRUST TECHNOLOGIES INC.,
               a corporation existing under the laws
               of the State of Maryland,

               (hereinafter referred to as "Entrust"),

                                              OF THE FIRST PART;

                                    - and -

               ENTRUST TECHNOLOGIES LIMITED,
               a corporation existing under the laws of the Province of Ontario,

               (hereinafter referred to as the "Corporation"),

                                              OF THE SECOND PART.

     WHEREAS the parties hereto desire to make appropriate provision and to establish a procedure whereby Entrust will take certain actions and make certain payments and deliveries necessary to ensure that the Corporation will be able to make certain payments and to deliver or cause to be delivered shares of Series A common stock, par value U.S. $0.01 per share, of Entrust ("Entrust Common Shares") in satisfaction of the obligations of the Corporation under the provisions (the "Exchangeable Share Provisions") attaching to the Exchangeable Shares with respect to the payment and satisfaction of dividends, Liquidation Amounts, Retraction Prices and Redemption Prices all in accordance with the Exchangeable Share Provisions;

     NOW THEREFORE in consideration of the respective covenants in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

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                                   ARTICLE 1

                        DEFINITIONS AND INTERPRETATIONS
                        -------------------------------

1.1  DEFINED TERMS.  In this Agreement including the recitals hereto, all
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capitalized words and expressions used herein and not otherwise defined herein shall have the meanings ascribed to such words and expressions in the Exchangeable Share Provisions, unless the context requires otherwise.

1.2  INTERPRETATION NOT AFFECTED BY HEADINGS, ETC.  The division of this
     --------------------------------------------
Agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.3  NUMBER, GENDER, ETC.  In this Agreement, words importing the singular
     -------------------
number only shall include the plural and vice versa, words importing the use of any gender shall include all genders.

1.4  DATE FOR ANY ACTION.  If any date on which any action is required to be
     -------------------
taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

                                   ARTICLE 2

                    COVENANTS OF ENTRUST AND THE CORPORATION
                    ----------------------------------------

2.1  COVENANTS OF ENTRUST REGARDING EXCHANGEABLE SHARES.  So long as any
     --------------------------------------------------
Exchangeable Shares are outstanding, Entrust shall:

     (a) not declare or pay any dividend on Entrust Common Shares unless (i) the Corporation shall have sufficient assets, funds and other property (including, where applicable, Entrust Common Shares or other securities of Entrust) available to enable the due declaration and the due and punctual payment in accordance with applicable law, of an equivalent dividend on the Exchangeable Shares in accordance with the Exchangeable Share Provisions, and (ii) the Corporation shall simultaneously declare or pay, as the case ma be, an equivalent dividend on the Exchangeable Shares in accordance with the Exchangeable Share Provisions;

     (b) cause the Corporation to declare simultaneously with the declaration of any dividend on Entrust Common Shares an equivalent dividend on the Exchangeable Shares and, when such dividend is paid on Entrust Common Shares, cause the Corporation to pay simultaneously therewith

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

          such equivalent dividend on the Exchangeable Shares, in each case in accordance with the Exchangeable Share Provisions;

     (c) advise the Corporation sufficiently in advance of the declaration by Entrust of any dividend on Entrust Common Shares and take all such other actions as are necessary in cooperation with the Corporation, to ensure that the declaration date, record date and payment date for any dividend on the Exchangeable Shares shall be the same as the record date, declaration date and payment date for the corresponding dividend on Entrust Common Shares, and such dates in respect of dividends on the Exchangeable Shares shall be in accordance with any requirement of the Exchangeable Share Provisions;

     (d) ensure that the record for any dividend declared on Entrust Common Shares, Entrust Common Share Reorganization, Rights Offering, Special Distribution or Capital Reorganization is not less than ten Business Days after the declaration date for such dividend, Entrust Common Share Reorganization, Rights Offering, Special Distribution or Capital Reorganization;

     (e) take all such actions and do all such things as are necessary or desirable to enable and permit the Corporation, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of the Corporation, including without limitation all such actions and all such things as are necessary or desirable to enable and permit the Corporation to deliver Entrust Common Shares to the holders of Exchangeable Shares in satisfaction of the Liquidation Amount for each such Exchangeable Share, in accordance with the provisions of Article 4 of the Exchangeable Share Provisions;

     (f) take all such actions and do all such things as are necessary or desirable to enable and permit the Corporation, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Retraction Price and the Redemption Price, including without limitation all such actions and all such things as are necessary or desirable to enable and permit the Corporation to deliver Entrust Common Shares to the holders of Exchangeable Shares, upon the retraction or redemption of the Exchangeable Shares in accordance with the provisions of Article 5 or
          Article 6 of the Exchangeable Share Provisions, as the case may be;

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     (g)  not exercise its vote as a shareholder of the Corporation to initiate, consent to or approve the voluntary liquidation, dissolution or winding-up of the Corporation nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding-up of the Corporation; and

     (h) not exercise its vote as a shareholder of the Corporation to authorize the continuance or other transfer of the corporate existence of the Corporation to any jurisdiction outside Canada.

2.2  SEGREGATION OF FUNDS.  Entrust will cause the Corporation to deposit a
     --------------------
sufficient amount of funds in a separate account and segregate a sufficient amount of such assets and other property as if necessary to enable the Corporation to pay or otherwise satisfy the applicable dividends, Liquidation Amount, Retraction Price or Redemption Price, and will cause the Corporation to use such funds, assets and other property so segregated exclusively for the payment of dividends and the payment or other satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price, as applicable, in each case in accordance with the Exchangeable Share Provisions.

2.3  RESERVATION OF ENTRUST COMMON SHARES.  Entrust hereby represents and
     ------------------------------------
warrants that it has irrevocably reserved for issuance out of its authorized and unissued capital stock such number of Entrust Common Shares as is equal to the number of Exchangeable Shares outstanding immediately following the Effective Date and covenants that at all times in the future while any Exchangeable Shares are outstanding it will keep available, free from pre-emptive and other rights out of its authorized and unissued capital stock such number of Entrust Common Shares (or other shares or securities into which Entrust Common Shares may be reclassified or changed) as is necessary to enable Entrust and the Corporation to perform their respective obligations pursuant to this Agreement and the Exchangeable Share Provisions.

2.4  NOTIFICATION OF CERTAIN EVENTS.  In order to assist Entrust to comply with
     ------------------------------
its obligations hereunder, the Corporation will give Entrust notice of each of the following events at the time set forth below:

     (a) in the event of any determination by the Board of Directors of the Corporation to institute voluntary liquidation, dissolution or winding up proceedings with respect to the Corporation or to effect any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding up or other distribution;

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     (b)  immediately, upon the earlier of (i) receipt by the Corporation of notice of, and (ii) the Corporation otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding up of the Corporation or to effect any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs;

     (c)  immediately, upon receipt by the Corporation of a Retraction Request;
          and

     (d) as soon as practicable upon the issuance by the Corporation of any Exchangeable Shares or rights to acquire Exchangeable Shares.

2.5  DELIVERY OF ENTRUST COMMON SHARES.  In furtherance of its obligations under
     ---------------------------------
subsections 2.1(e) and (f) hereof, upon notice of any event that requires the Corporation to cause to be delivered Entrust Common Shares to any holder of Exchangeable Shares, Entrust shall forthwith issue and deliver the requisite Entrust Common Shares to the Corporation or, if the Corporation so directs, to or to the order of the former holder of the surrendered Exchangeable Shares.
All such Entrust Common Shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any Liens. In consideration of the issuance of each such Entrust Common Share by Entrust, the Corporation shall issue to Entrust, or as Entrust shall direct, such number of common shares of the Corporation as is equal to the fair value of such Entrust Common Shares.

2.6  QUALIFICATION OF ENTRUST COMMON SHARES.  Entrust shall use all reasonable
     --------------------------------------
efforts to obtain or have available exemptions from the registration and prospectus requirements of applicable Canadian and United States securities laws to permit the issuance of the Entrust Common Shares upon any exchange of the Exchangeable Shares to the extent possible without registration or qualification with, or approval of, or the filing of any document including any registration statement or prospectus or similar document with, any Canadian or United States securities authorities.

2.7  TENDER OFFERS, ETC.  In the event that a tender offer, share exchange
     ------------------
offer, issuer bid, take-over bid or similar transaction with respect to Entrust Common Shares (an "Offer") is proposed by Entrust or is proposed to Entrust or its stockholders and is recommended by the board of directors of Entrust, or is otherwise effected or to be effected with the consent or approval of the board of directors of Entrust, Entrust will use all commercially reasonable efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares to participate in such Offer to the same extent and on an economically equivalent basis as the holders of Entrust Common Shares, without discrimination. Without limiting the generality of

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the foregoing, Entrust will use all commercially reasonable efforts expeditiously and in good faith to ensure that holders of Exchangeable Shares may participate in all such Offers without being required to retract Exchangeable Shares as against the Corporation (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of the Offer and only to the extent necessary to tender or deposit to the Offer).

2.8  OWNERSHIP OF OUTSTANDING SHARES.  Entrust covenants and agrees in favor of
     -------------------------------
the Corporation that, as long as any outstanding Exchangeable Shares are owned by any person or entity other than Entrust or any of its Affiliates, Entrust will be and remain the direct or indirect beneficial owner of all issued and outstanding shares in the capital of the Corporation (other than one common share and the Exchangeable Shares) and all other outstanding securities of the Corporation carrying or otherwise entitled to voting rights in any circumstances (other than Exchangeable Shares), unless Entrust shall have obtained the prior approval of the Corporation and the holders of the Exchangeable Shares given in accordance with section 9.2 of the Exchangeable Share Provisions.

2.9  ENTRUST NOT TO VOTE EXCHANGEABLE SHARES.  Entrust covenants and agrees
     ---------------------------------------
that it will appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by Entrust and its Affiliates for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. Entrust further covenants and agrees that it will not, and will cause its Affiliates not to, exercise any voting rights that may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of the OBCA with respect to any Exchangeable Shares held by it or by its Affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares, including without limitation any approval to be given by holders of Exchangeable Shares pursuant to section 9.2 of the Exchangeable Share Provision.

2.10  ECONOMIC EQUIVALENCE.  Entrust hereby acknowledges that it will be bound
      --------------------
by any determination of economic equivalence made by the Board of Directors of the Corporation pursuant to section 10.1 of the Exchangeable Share Provisions.

2.11  CAPITAL REORGANIZATION OF ENTRUST.  If at any time there is a capital
      ---------------------------------
reorganization of Entrust that is not provided for in subsection 1.1(o) of the Exchangeable Share Provisions or a consolidation, merger, arrangement or amalgamation (statutory or otherwise) of Entrust with or into another entity (any such event being called a "Capital Reorganization"), Entrust shall take all such actions and do all such things as are necessary to ensure that holders of Exchangeable Shares whose Exchangeable Shares have not been exchanged for Entrust Common Shares in accordance with the Exchangeable Share Provisions prior to the record date for such Capital Reorganization shall receive, upon any such exchange occurring pursuant to

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the Exchangeable Share Provisions at any time after the record date for such
Capital Reorganization, in lieu of the Entrust Common Shares that such holders would otherwise have been entitled to receive pursuant to the Exchangeable Share Provisions, the number of shares or other securities of Entrust or of the body corporate resulting, surviving or continuing from the Capital Reorganization, or other property, that such holders would have been entitled to receive as a result of such Capital Reorganization if, on the record date, such holders would have been the registered holders of the number of Entrust Common Shares to which such holders were then entitled upon any exchange of their Exchangeable Shares into Entrust Common Shares in accordance with the Exchangeable Share Provisions, subject to adjustment thereafter in the same manner, as nearly as may be possible, as is provided for in subsection 1.1(o) of the Exchangeable Share Provisions; provided that no such Capital Reorganization shall be carried into effect unless all necessary steps shall have been taken so that each holder of Exchangeable Shares shall thereafter be entitled to receive, upon any exchange of his Exchangeable Shares pursuant to the Exchangeable Share Provisions, such numbers of shares or other securities of Entrust or of the body corporate resulting, surviving or continuing from the Capital Reorganization, or other property.

2.12  OTHER CHANGE IN ENTRUST COMMON SHARES.  In the case of any
      -------------------------------------
reclassification of, or other change in, the outstanding Entrust Common Shares other than a Common Share Reorganization or a Capital Reorganization, Entrust shall take all such actions and do all such things as are necessary to ensure that holders of Exchangeable Shares shall receive, upon the occurrence at any time after such record date of any event whereby they would receive Entrust Common Shares pursuant to the Exchangeable Share Provisions, such shares, securities or rights as they would have received if their Exchangeable Shares had been exchanged for Entrust Common Shares pursuant to the Exchangeable Share Provisions immediately prior to such record date, subject to adjustment thereafter in the same manner, as nearly as may be possible, as is provided for in subsection 1.1(o) of the Exchangeable Share Provisions.


                                   ARTICLE 3

                                    GENERAL
                                    -------

3.1  TERM.  This Agreement shall come into force and be effective as of the date
     ----
hereof and shall terminate and be of no further force and effect at such time as there are no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) held by any party other than Entrust and its Affiliates.

3.2  CHANGES IN CAPITAL OF ENTRUST AND THE CORPORATION.  Notwithstanding the
     -------------------------------------------------
provisions of section 3.4 hereof, at all times after the occurrence of any event effected pursuant to sections 2.7, 2.11 or 2.12 hereof as a result of which either Entrust

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Common Shares or the Exchangeable Shares or both are in any way changed, this
Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Entrust Common Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

3.3  SEVERABILITY.  If any provision of this Agreement is held to be invalid,
     ------------
illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and this Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

3.4  AMENDMENTS, MODIFICATIONS, ETC.  This Agreement may not be amended or
     ------------------------------
modified except by an agreement in writing executed by the Corporation and Entrust and approved by the holders of the Exchangeable Shares in accordance with section 11.2 of the Exchangeable Share Provisions.

3.5  MINISTERIAL AMENDMENTS.  Notwithstanding the provisions of section 3.4, the
     ----------------------
parties to this Agreement may without approval of the holders of the Exchangeable Shares, at any time and from time to time, amend or modify this Agreement in writing for the purposes of:

     (a) adding to the covenants of either or both parties for the protection of the interests of the holders of the Exchangeable Shares;

     (b) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of the Corporation and Entrust, it may be expedient to make, provided that each such board of directors shall be of the opinion that such amendments or modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

     (c) making such changes or corrections which, on the advice of counsel to the Corporation and Entrust, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error herein, provided that the boards of directors of each of the Corporation and Entrust shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

3.6  MEETING TO CONSIDER AMENDMENTS.  The Corporation, at the request of
     ------------------------------
Entrust, shall call a meeting or meetings of the holders of the Exchangeable Shares for

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the purpose of considering any proposed amendment or modification requiring approval pursuant to section 3.4 hereof. Any such meeting or meetings shall be called and held in accordance with the by-laws of the Corporation and the Exchangeable Share Provisions. In lieu of calling a meeting of holders of Exchangeable Shares, with the consent of Entrust, any proposed amendment or modification requiring approval of the holders of Exchangeable Shares pursuant to section 3.4 hereof may be given by such holders executing a written resolution evidencing the approval of such proposed amendment or modification, which resolution must be signed by all the holders of Exchangeable Shares entitled to vote on such matter.

3.7  WAIVERS ONLY IN WRITING.  No waiver of any of the provisions of this
     -----------------------
Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by both of the parties hereto.

3.8  ENUREMENT.  This Agreement shall be binding upon and enure to the benefit
     ---------
of the parties hereto and their respective successors and permitted assigns.

3.9  ENTRUST SUCCESSORS.  Entrust shall not enter into any transaction (whether
     ------------------
by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom, unless:

     (a) such other person or continuing corporation is a corporation (the "Entrust Successor") incorporated under the laws of any state of the United States or the laws of Canada or any province thereof; and

     (b) the Entrust Successor, by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement to be bound by the provisions hereof as if it were an original party hereto and to observe and perform all of the covenants and obligations of Entrust pursuant to this Agreement, in form satisfactory to the Corporation, acting reasonably.

Nothing herein shall be constructed as preventing the amalgamation or merger of any wholly-owned subsidiary of Entrust with or into Entrust.

3.10  NOTICE TO PARTIES.  All notices and other communications between the
      -----------------
parties shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other addresses for either such party as shall be specified in like notice):

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               (i)   if to Entrust Technologies Inc.:

                     Entrust Technologies Inc.
                     2 Constellation Crescent
                     Nepean, Ontario
                     K2G 5J9

                     Attention:  President
                     ---------------------

               (ii)  if to the Corporation at:

                     Entrust Technologies Limited
                     2 Constellation Crescent
                     Nepean, Ontario
                     K2G 5J9

                     Attention:  President
                     ---------------------

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of the confirmed receipt thereof unless such day is not a Business Day or unless such notice or communication was not given during the normal business hours of the recipient on such day, in which case it shall be deemed to have been given and received upon the immediately following Business Day.

3.11  COUNTERPARTS.  This Agreement may be executed in counterparts, each of
      ------------
which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

3.12  JURISDICTION.  This Agreement shall be construed and enforced in
      ------------
accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

3.13  ATTORNMENT.  Entrust agrees that any action or proceeding arising out of
      ----------
or relating to this Agreement may be instituted in the courts of the Province of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints Northern Telecom Limited, 8200 Dixie Road, Suite 100, Brampton, Ontario L6T 5P6, attention: Corporate Secretary as Entrust's attorney for service of process in Ontario.

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          IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

                                ENTRUST TECHNOLOGIES INC.


                                by   /s/John A. Ryan
                                     President


                                ENTRUST TECHNOLOGIES LIMITED


                                by   /s/John A. Ryan
                                     President












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